AMENDMENT NO. 3

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated December 15, 2017, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”) on behalf of Short-Term Investments Trust (the “Trust”), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”)

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to change the name of Government & Agency Portfolio to Invesco Government & Agency Portfolio, Treasury Obligations Portfolio to Invesco Treasury Obligations Portfolio, Liquid Assets Portfolio to Invesco Liquid Assets Portfolio, STIC Prime Portfolio to Invesco STIC Prime Portfolio, Tax-Free Cash Reserve Portfolio to Invesco Tax-Free Cash Reserve Portfolio and Treasury Portfolio to Invesco Treasury Portfolio;

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco Government & Agency Portfolio

Invesco Liquid Assets Portfolio

Invesco STIC Prime Portfolio

Invesco Tax-Free Cash Reserve Portfolio

Invesco Treasury Portfolio

Invesco Treasury Obligations Portfolio”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:
Name:
Title:

By:
Name:
Title:

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Advisor

By:
Name:
Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Advisor

By:
Name:
Title:

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Advisor

By:
Name:
Title:

INVESCO HONG KONG LIMITED

Sub-Advisor

By:
Name:
Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Advisor

By:
Name:
Title:

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